                                                                      EXHIBIT 16

                SCHEDULE OF SAMPLE PERFORMANCE QUOTATION CALCULATIONS
                     [SCHRODER U.S EQUITY FUND (INVESTOR SHARES)]

Note:  All performance is for the period ended:  10/31/96
                                                 -----------------

1.  AVERAGE ANNUAL TOTAL RETURN (PURSUANT TO SEC STANDARDIZED FORMULA)

                                                                         1 - n
    SEC Formula:        T = {{[((ERV/P) - 1)(1 - S) - S](1 - R) - R} + 1}

          where:        T = average annual total return
                        P = initial payment of $1,000
                        n = number of years
                        ERV = ending redeemable value of the initial payment at
                              the end of the period
                        S = Maximum initial sales charge
                        R = Maximum redemption charge

AVERAGE ANNUAL TOTAL RETURN (assuming deduction of the maximum sales/purchase/redemption charges)

---------------------------------------------------------------------------------------------------------------
        CAL YR      1 MTH       3 MTH       6 MTH        1 YR        3 YR        5 YR       10 YR      INCEPT
---------------------------------------------------------------------------------------------------------------
 P($)    1000       1000        1000        1000         1000        1000        1000        1000       1000
N(YR)   10/12       1/12         1/4         1/2           1           3           5          10         26
 ERV   1127.00     1001.00     1130.30     1056.30     1194.50     1125.00     1937.40     2268.10    13202.9
  S        0          0           0           0            0           0           0           0          0
  R        0          0           0           0            0           0           0           0          0
 T(%)    15.24      1.26        46.74       11.54        19.45       11.25       14.13       12.56      10.74
---------------------------------------------------------------------------------------------------------------

2.  CUMULATIVE TOTAL RETURN (PURSUANT TO NON-STANDARDIZED FORMULA)
                                 n
         Formula:  C = {{[(T + 1)  - 1 - R]/(1 - R)} + S}/(1 - S)

         where:    C = cumulative total return of the investment over the
                       specified period
                   T = average annual total return (see above)
                   P = initial payment of $1,000
                   n = number of years
                   ERV = ending redeemable value of the initial payment at the end of the period

CUMULATIVE TOTAL RETURN (assuming deduction of the maximum sales/purchase/redemption charges)



---------------------------------------------------------------------------------------------------------------
       CAL YR       1 MTH      3 MTH        6 MTH       1 YR        3 YR        5 YR        10 YR     INCEPT
---------------------------------------------------------------------------------------------------------------
P($)    1000         1000       1000        1000        1000        1000        1000         1000       1000
N(YR)    5/6         1/12        1/4         1/2          1           3           5           10         26
 ERV   1127.00     1001.00     1100.30     1056.30     1194.50     1372.20     1937.40     2268.10    13202.9
 S        0           0           0           0           0           0           0           0           0
 R        0           0           0           0           0           0           0           0           0
C(%)    12.70        0.10       10.03        5.63       19.45       37.72       93.74      226.81     1320.29
---------------------------------------------------------------------------------------------------------------
